Exhibit 99.1

Litecoin Creator Charlie Lee Joins BTCS as New Independent Director

Former Coinbase Director of Engineering joins as Company’s third independent director

Silver Spring, MD – (Globe Newswire – April 5, 2021) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a digital asset and blockchain technology focused company, today announced the appointment of Litecoin creator Charlie Lee to its Board of Directors as its newest independent member.

“We are honored to welcome Charlie Lee to our board,” stated Charles Allen, Chief Executive Officer of BTCS. “A true innovator and visionary in the blockchain space, his decision to join our board is a strong vote of confidence in our multi-faceted strategy. We look forward to working closely together to execute on our vision for long-term success.”

Mr. Lee, a computer scientist best known as the creator of Litecoin, the ninth-ranked cryptocurrency globally with a market capitalization in excess of $13 billion, currently serves as managing director of the Litecoin Foundation. Previously, Mr. Lee served as the director of engineering at Coinbase from 2013 to 2017 after working at Google from 2007 to 2013. Mr. Lee attended The Massachusetts Institute of Technology where he graduated in 2000 earning both a bachelor’s and master’s degree in Electrical Engineering and Computer Science.

Mr. Lee stated, “I am excited to join the BTCS board as the company embarks on the next phase of its corporate evolution. Building on a track record of pioneering firsts in the industry, BTCS is in a great position to accelerate its growth by capitalizing on emerging opportunities such as “staking-as-a-service” as momentum continues to build more broadly within the blockchain ecosystem as it evolves into its institutional phase.”

About BTCS:

BTCS is an early entrant in the digital asset market and one of the first U.S. publicly traded companies focused on digital assets and blockchain technologies. The Company through its transaction verification services business actively verifies and validates blockchain transactions and is rewarded with digital assets for its work. The Company is also developing a proprietary digital asset data analytics platform that allows users to consolidate their crypto trades from multiple exchanges onto a single platform, enabling users to view and analyze their performance, risk metrics, and potential tax implications. The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as bitcoin and ethereum. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our plans regarding uplisting to a senior exchange. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation our failure to meet the quantitative and qualitative listing requirements of the senior exchange, the exchange rejection our listing application for any reason, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com